UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☒ Preliminary Information Statement	☐ Confidential, For Use of the
☐ Definitive Information Statement	Commission Only (as permitted by
☐ Definitive Additional Materials	Rule 14a-6(e)(2))

MCPI, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided  by  Exchange  Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.  Identify the previous filing by  registration  statement number, or the form or schedule and the date of its filing.

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MCPI, Inc.

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF
THE OUTSTANDING VOTING STOCK OF MCPI, INC.

Dear MCPI Stockholder:  This Information Statement is being furnished by the Board of Directors of MCPI, Inc. a Nevada corporation, to the holders of record of our common stock at the close of business on February xx, 2017, or the record date, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent of the holders of a majority of our common stock.  To the extent required, this Information Statement will also provide such notice to stockholders as may be required under Chapter 78 of the Nevada Revised Statutes

On November 28, 2016, the Registrant entered into an Asset Acquisition Agreement with Armada Minerals, Inc. and Armada’s related parties (collectively, Armada).  The Agreement called for Armada to transfer ownership and claims to mining properties, and other interests in the Tombstone Mining District in Arizona in exchange for the issuance of 285 million shares of common stock.  As part of the Agreement, the Registrant’s sole officer and director was to appoint Armada-nominated directors and resign.  The Registrant also planned a name change, as set out herein.  As detailed in an accompanying Form 8-K, which should be read in conjunction with the previous filing, the transactions contemplated by the Agreement have not yet been completed.

In accordance with the Agreement, in December 2016, Wayne R. Duke authorized the issuance of 285 million shares of the Registrant’s common stock; appointed John T. Bauska, John Escapule, Jr. and Dan M. Leatzow as directors of the Registrant, and then resigned.  Mr. Escapule subsequently declined to serve, citing his lack of time to pursue development of his own mining properties and the Registrant’s financial inability to pay him salary.  Mr. Bauska and Mr. Leatzow appointed themselves as President and Secretary/Treasurer and Vice President, respectively.  They determined to rescind the Registrant’s claim that it had not been a “shell company” under provision of Section 12b-20 of the Exchange Act postponing the share issuance and asset transfer called for in the Agreement pending completion of a Fair Value Opinion and preparation of pro forma financial statements.  The Registrant believes that the value of these assets will be significant, and, because of its materiality, seeks to ensure that the valuation posted is independently supported.  Work on these items is on-going, and the Registrant anticipates completion of the transactions, “closing” the Agreement, and recording the Armada properties on its books by the end of the first quarter 2017.  In the interim, the Registrant has determined to complete its name change.

The consent we have received constitutes the only stockholder approval required under NRS 78.320 of the Nevada Revised Statutes and our Amended and Restated Certificate of Incorporation to approve the Name Change. Our board of directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders. The action taken by written consent of the holders of a majority of our outstanding common stock will not become effective until the date that is 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to holders of our common stock as of the record date and, thereafter, the Name Change will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS
DESCRIBED HEREIN, WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

Date of this Notice and the enclosed Information Statement:  February ____, 2017.

Sincerely yours,

/s/ John T. Bauska
John T. Bauska
President and Chief Executive officer

MCPI, Inc.

Mansfield-Martin Exploration Mining, Inc.
1137 Highway 80 East (PO Box 1218)
TOMBSTONE, ARIZONA 85638

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

GENERAL INFORMATION

MCPI, Inc., a Nevada corporation, with its office located at 1137 Highway 80 East (PO Box 1218), Tombstone, Arizona  85638, is sending you the enclosed Notice and this Information Statement to notify you of actions that the holders of a majority of our outstanding voting stock have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us,” and “MCPI” are to MCPI, Inc.

Copies of this Information Statement are being mailed on or about February____, 2017, to the holders of record on February ___, 2017, which we refer to as the record date, of the outstanding shares of our common stock.

Action by Written Consent

The following action was approved by the written consent of the holders of a majority of our outstanding voting capital stock as of the record date, which we refer to as the Written Consent, in lieu of a special meeting:

•	Amendment of our Certificate of Incorporation to provide for a change of our name from MCPI, Inc. to Mansfield-Martin Exploration Mining, Inc., or the Name Change.

The Written Consent will not become effective until the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the record date and, thereafter, the Name Change will become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada.

Stockholders Entitled to Receive Notice of Action by Written Consent

Chapter 78 of the Nevada Revised Statutes does not require separate written notice of actions taken by majority shareholder consent.   Under provision of NRS 78.320, actions that could be undertaken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of a majority of the outstanding stock consent to such action in writing.

Our common stock is the only outstanding class of voting capital stock as of the record date. Each share of our common stock entitles its holder to one vote on each matter submitted to stockholders. There will be no vote on the approval of the Name Change because the holders of a majority of our outstanding common stock have provided their written consent for such approval and adoption as allowed by NRS 78.320.  No other votes are required or necessary.

Winterbottom Trust, a foreign trust, holds 15,000,000 shares for a beneficial owner, Deutch Holdings, a foreign corporation; Charles Stidham, an individual, holds 8,750,000 shares; South Beach Live, a Florida corporation, holds 4,000,000 shares.  Together, they hold 53.65% of the 51,720,000 shares of common stock issued and outstanding.  These shareholders have consented to the Name Change.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the earliest date that the corporate action being taken pursuant to the Written Consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the holders of a majority of our outstanding voting stock will become effective and, thereafter, the Name Change will become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada.  We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding common stock.

Dissenters’ Rights of Appraisal

Stockholders do not have any dissenters’ rights or appraisal rights in connection with the approval of the Name Change.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our common stock.

REASONS FOR THE APPROVAL OF THE NAME CHANGE

On December 5, 2016, our board of directors approved resolutions authorizing the Name Change. On February 10, 2017, the holder of a majority of our outstanding voting capital stock as of the Record Date approved resolutions authorizing the Name Change pursuant to the Written Consent. Our board of directors believes that the Name Change better reflects the nature of our current and anticipated operations.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of our directors or officers since January 1, 2016, being the commencement of our last completed fiscal year, nor any associate of any of the foregoing persons, have any substantial interest, direct or indirect, by security holdings or otherwise in the Name Change.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.ericksonaircrane.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We will only deliver one Information Statement to multiple common stockholders sharing an address and the same last name unless we have received contrary instructions from one or more of the common stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any common stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any common stockholder or holders sharing an address to which multiple copies are now delivered.

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